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Direct No. 417-682-8248
Facsimile  417-682-8113                       EXHIBIT 5

E-mail:    rowland.geddie@osullivan.com

                                               Rowland H. Geddie, III
                                           Vice President, General Counsel
                                                   and Secretary



                                November 29, 2000

O'Sullivan Industries Holdings, Inc.
1900 Gulf Street
Lamar, Missouri 64759

Gentlemen:

      I refer to the Registration Statement of O'Sullivan Industries Holdings, Inc. (the "O'Sullivan") on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 81,818 shares of O'Sullivan's Common Stock, $0.01 par value (the "Common Stock"), to be issued under the O'Sullivan Industries Holdings, Inc. 2000 Common Stock Option Plan (the "Plan").

      I am familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purpose of this opinion.

      Based upon the foregoing, and the limitations set forth herein it is my opinion that the 81,818 shares of Common Stock to be issued under the Plan have been duly authorized, and, when purchased in accordance with the Plan (with the consideration received being not less than the par value thereof), will be validly issued, fully paid and non-assessable.

      I am a member of the Missouri Bar. The opinion expressed herein is limited to the federal laws of the United States and, to the extent required by such opinion, the General Corporation Law of the State of Delaware.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,


                                          /s/ Rowland H. Geddie, III
                                          Rowland H. Geddie, III


RHG:df